                                                                   Exhibit 10.11
                                                                   -------------

                        STOCKHOLDERS' VOTING AGREEMENT
                        ------------------------------

     This Stockholders' Voting Agreement (the "Agreement") dated as of June 30, 1999 is entered into by and among CBS Corporation, a Pennsylvania corporation (the "Purchaser"), Banyan Systems Incorporated, a Massachusetts corporation ("Banyan"), and Switchboard Incorporated, a Delaware corporation (the "Company"). The Purchaser and Banyan are sometimes referred to in this Agreement individually as a "Stockholder" or collectively as the "Stockholders."

                                   Recitals:
                                   --------

     1. Banyan owns certain outstanding shares of the common stock, par value $.01 per share ("Common Stock"), and preferred stock, $.01 par value per share, of the Company as set forth in more detail on Exhibit A hereto;
                                              ---------

     2. The Purchaser is purchasing, concurrently herewith, certain shares of Common Stock, a warrant to purchase shares of Common Stock of the Company (the "Warrant") and one share of the Company's Series E Special Voting Preferred Stock (the "Series E Preferred Stock") pursuant to the Common Stock and Warrant Purchase Agreement dated June 1, 1999 among the Purchaser, Banyan and the Company (the "Purchase Agreement") as set forth in more detail on Exhibit A
                                                                  ---------
hereto; and

     3. The Purchaser and Banyan wish to provide for their continuing representation on the Board of Directors of the Company in the manner set forth below.

     In consideration of the mutual covenants contained herein and the consummation of the sale and purchase of the shares of Common Stock, the Warrant and the Series E Preferred Stock pursuant to the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Voting of Shares.
          ----------------

          (a) In any and all elections of members of the Board of Directors of the Company (whether at a meeting or by written consent in lieu of a meeting), the Purchaser shall vote or cause to be voted all Shares (as defined in Section 2 below) owned by it, or over which it has voting control, and otherwise use its best efforts, so as to elect such number of members designated by Banyan as represents a majority of the total authorized number of directors of the Company (the "Banyan Designees").
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          (b)  The number of directors shall initially be fixed at 7 (including the directors entitled to be elected by the Series E Preferred Stock). Banyan shall notify the Purchaser of the directors designated by Banyan.

          (c) In the event of the resignation, death, removal or disqualification of a Banyan Designee, Banyan shall promptly provide written notice of its nominee for the directorship so vacated to the Purchaser, and the Company shall use its best efforts to promptly cause the appointment of such nominee to the vacated directorship.

          (d) Banyan may remove its designated directors at any time and from time to time, without cause (subject to the Bylaws of the Company and any requirements of law), in its sole discretion, and after written notice to the Purchaser of the new nominee, the Company shall use its best efforts to promptly cause the appointment of such nominee to the vacated directorship. The Purchaser shall not vote to remove any Banyan Designee, except for bad faith or willful misconduct.

     2.   Shares.  "Shares" shall mean and include any and all shares of Common
          ------
Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any such shares now owned or subsequently acquired by the Purchaser, however acquired, including without limitation stock splits and stock dividends; provided, however, that such term shall not include the share of Series E Preferred Stock.

     3.   Termination.  This Agreement shall terminate in its entirety on the
          -----------
first to occur of (a) one business day after the second anniversary of the date of this Agreement, (b) the date on which the Purchaser has required Banyan to transfer its Shares to a trustee as required pursuant to Section 10.2(b) of the Advertising and Promotion Agreement, dated of even date herewith, and (c) the first business day after any person or entity beneficially owns or controls, directly or indirectly, shares of the Company's capital stock representing more voting power (based on then outstanding shares) than those beneficially owned or controlled, directly or indirectly, by Banyan.

     4.   No Revocation.  The voting agreements contained herein are coupled
          -------------
with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 7(e) hereof. Nothing in this
Section 4 shall be construed as limiting the provisions of Section 3 or Section 7(e) hereof.

     5.   Restrictive Legend.
          ------------------

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          (a)  All certificates representing Shares owned or hereafter acquired by the Purchaser or any transferee of the Purchaser bound by this Agreement shall have affixed thereto a legend substantially in the following form:

          "The shares of stock represented by this certificate are subject to a Stockholders' Voting Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all of the provisions of said Stockholders' Voting Agreement."

          (b) The Company will cause such legend to be removed upon the termination of this Agreement or any transfer covered by the proviso clause contained in Section 6.

     6.   Transfers of Rights.  Any transferee to whom Shares are transferred by
          -------------------
the Purchaser, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were the Purchaser hereunder and the Purchaser shall not transfer any Shares unless the transferee agrees in writing to be bound by this Agreement; provided, however, that this restriction shall not
                         --------  -------
apply to any transfer of Shares by the Purchaser if, after giving effect to such transfer, the Purchaser continues to beneficially own, immediately after such transfer, Shares subject to this Agreement which represent at least 25% of the then outstanding shares of the Company's common stock (determined on an as converted basis). During the term of this Agreement, Banyan agrees that it will not transfer shares held by it if, after giving effect to such transfer, Banyan would beneficially own, immediately after such transfer, shares which represent less than 25% of the then outstanding shares of the Company's common stock (determined on an as converted basis).

     7.   General.
          -------

          (a)  Severability. The invalidity or unenforceability of any provision
               ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (b)  Specific Performance.  In addition to any and all other remedies
               --------------------
that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other

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party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (c)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

          (d)  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being send by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Purchaser, at CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished to Banyan in writing by the Purchaser, with a copy to CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: General Counsel; or

     If to Banyan, at 120 Flanders Road, Westboro, MA 01581, Attn: Chief Financial Officer, or at such other address or addresses as may have been furnished to the Purchaser in writing by Banyan, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Mark G. Borden, Esq.

     If to the Company, at 115 Flanders Road, Westboro, MA 01581, Attention:
Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to the Company at the foregoing address, Attention: General Counsel, and with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109 Attention: Mark G. Borden, Esq.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          (e)  Complete Agreement; Amendments.  This Agreement constitutes the
               ------------------------------
entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by the parties.

          (f)  Pronouns.  Whenever the context may require, any pronouns used in
               --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g)  Counterparts; Facsimile Signatures.  This Agreement may be
               ----------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          (h)  Section Headings. The section headings are for the convenience of
               ----------------
the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

          (i)  Successors and Assigns.  Except as specifically set forth in this
               ----------------------
Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as specifically set forth in this Agreement, the rights and obligations of each party hereto shall be binding on and inure to the benefit of its successors and assigns.



                         [signatures on following page]

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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                         CBS CORPORATION.


                         By:  /s/ Fredric G. Reynolds
                              ---------------------------------------------
                              Name:  Fredric G. Reynolds
                              Title: Executive Vice President and
                                     Chief Financial Officer

                         BANYAN SYSTEMS INCORPORATED


                         By: /s/ Richard M. Spaulding
                             ----------------------------------------------
                             Name:  Richard M. Spaulding
                             Title: Vice President and CFO



                         SWITCHBOARD INCORPORATED


                         By: /s/ Dean Polnerow
                             ----------------------------------------------
                             Name:  Dean Polnerow
                             Title: President



                      (signature page to voting agreement)

                                      -6-
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                                   EXHIBIT A
                                   ---------


                           Ownership of Stockholder
                           ------------------------



Banyan:
------

 .    7,000,000 shares of Common Stock

 .    2,500,000 shares of the Company's Series C Convertible Preferred Stock,
     $.01 par value per share


Purchaser:
---------

 .    7,321,314 shares of Common Stock

 .    Common Stock Purchase Warrant No. SB-CBS-#1 to purchase 1,045,902 shares of Common Stock issued by the Company to the Purchaser on June 30, 1999

 .    One share of the Company's Series E Special Voting Preferred Stock, $.01
     par value per share

                                      -7-